Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Municipal High Income Opportunity Fund
333-111630, 811-21449

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007;
and subsequently adjourned to October 22, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new
investment
management
agreement

 Common and
MuniPreferred
shares voting
together as a class

  MuniPreferred
 shares voting
 together as a
class


   For

           12,109,311

                          -
   Against

                600,024

                          -
   Abstain

                490,749

                          -
   Broker Non-Votes

             4,708,127

                          -
      Total

           17,908,211

                          -
To ratify the selection
of Ernst & Young
LLP as the
independent
registered public
accounting firm for
the current fiscal year

   For

           17,333,691

                          -
   Against

                270,283

                          -
   Abstain


    304,237
                          -
      Total

           17,908,211

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 012820.